Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-97900, 333-20191, 333-51143, 333-46588, 333-81242, and 333-119329 on Form S-8 of our reports relating to the financial statements of Washington Federal, Inc. and the effectiveness of Washington Federal, Inc. internal control over financial reporting dated November 16, 2007, appearing in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

Seattle, WA

November 26, 2007